AMENDED AND RESTATED
BY-LAWS
OF
STEVEN MADDEN, LTD.
(A DELAWARE CORPORATION)
AS FURTHER AMENDED ON JULY 31, 2017

ARTICLE I
STOCKHOLDERS
Section 1.    Certificates Representing Stock. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the Chief Executive Officer, the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.
The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.
Section 2.    Uncertificated Shares. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.
Section 3.    Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation.
The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.
Section 4.    Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.
Section 5.    Record Date for Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any postponement, adjournment or recess thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any postponement, adjournment or recess of the meeting; provided, however, that the Board of Directors may fix a new record date for the postponed, adjourned or recessed meeting. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.    Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

Section 7.    Stockholder Meetings.
(a)Time.

(i)Annual Meetings. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors.

(ii)Special Meetings. Except as otherwise required by applicable law or the corporation’s certificate of incorporation, special meetings of the stockholders for any purpose or purposes may be called only by the directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

(b)Place. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

(c)Notice or Waiver of Notice; Adjournment. Written notice of all stockholder meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. The chairman of the meeting (as determined in paragraph (e) below), or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy, may adjourn or recess the meeting without notice other than announcement at the meeting and for any reason, whether or not a quorum is present. If a meeting is postponed, adjourned or recessed to another time, not more than thirty days hence, and/or to another place, and if an announcement of the postponed, adjourned or recessed time and/or place is made at the meeting, it shall not be necessary to give notice of the postponed, adjourned or recessed meeting unless the directors, after postponement, adjournment or recess, fix a new record date for the postponed, adjourned or recessed meeting. If a quorum is present at the original duly organized meeting, it shall also be deemed present at a postponed, adjourned or recessed session of such meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice. The Board of Directors may, at any time prior to the holding of an annual or special meeting, and for any reason, postpone, reschedule or cancel any previously scheduled annual or special meeting. The meeting may be postponed or rescheduled to such time and place as specified in the notice of postponement or rescheduling of such meeting.

(d)Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

(e)Conduct of Meeting. At each meeting of the stockholders, the Chairman of the Board of Directors, if any, shall serve as chairman of the meeting, or in the absence of the Chairman of the Board of Directors, one of the following officers in the order of seniority shall serve as chairman of the meeting: the Vice-Chairman of the Board of Directors, if any, the Chief Executive Officer, the President or a Vice-President. If none of the foregoing is in office and present and acting, a person chosen by the stockholders shall serve as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the following: (i) the establishment of procedures for the maintenance of order and safety, (ii) limitations on the time allotted to questions or comments on the affairs of the corporation, (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof, (v) the opening and closing of the voting polls and (vi) restrictions on the use of audio or video recording devices at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting. The chairman of the meeting at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business, including, for the avoidance of doubt, nominations for the election of directors and stockholder proposals, was not properly brought before the meeting, and if the chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered.

(f)Business to be Brought Before an Annual Meeting of Stockholders.

(i)To be properly brought before the annual meeting of stockholders, business, excluding director nominations, which shall be made exclusively pursuant to Section 5 of Article II, must be either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (C) otherwise properly brought before the meeting by any stockholder of the corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7(f) of Article I and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in Section 7(f) of this Article I and applicable law. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of this Section 7(f)(i) of Article I, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(ii)To be timely, a stockholder’s notice to the Secretary pursuant to clause (C) of Section 7(f)(i) of this Article I must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

(iii)For purposes of this Section 7(f) of Article I and Section 5 of Article II, “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act. A “Proposing Person” includes each of the stockholders giving the notice, the beneficial owner or beneficial owners, if different, on whose behalf the nomination or proposal for other business subject to Section 7(f) of Article I or Section 5 of Article II, as applicable, is made, any of their respective affiliates or associates (including, if such stockholder or beneficial owner is an entity, each director, executive, managing member or control person of such entity), and any others acting in concert.

(iv)A stockholder’s notice to the Secretary pursuant to clause (C) of Section 7(f)(i) of this Article I, must set forth, as to each matter such stockholder proposes to bring before the annual meeting:

(A)a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B)the text of the proposal (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend any corporation document, including, but not limited to, the corporation’s certificate of incorporation or these By-Laws, the language of the proposed amendment);

(C)the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records);

(D)the class or series, if any, and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially or of record by such Proposing Person, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership;

(E)a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) between or among any of the Proposing Persons and any other person or persons (including their names) acting in concert with any of the foregoing, pursuant to which the proposal(s) are to be made by such Proposing Person;

(F)a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the corporation, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholder’s notice or any supplement thereto by, or on behalf of, such Proposing Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation (a “Derivative Instrument”);

(G)a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has the right to vote any shares of any security of the corporation;

(H)a summary of any material discussion regarding the business proposed to be brought before the meeting between such Proposing Person, on the one hand, and any other record or beneficial owners of the shares of common stock of the corporation or any other class or series of capital stock of the corporation (including their names), on the other hand;

(I)any short interest of such Proposing Person in any security of the corporation (for purposes of these By-laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(J)any rights to dividends on the shares of the corporation owned beneficially by such Proposing Person;

(K)any proportionate interest in shares of capital stock of the corporation or Derivative Instruments, held, directly or indirectly, by a general or limited partnership or similar entity in which such Proposing Person (x) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (y) is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(L)any performance related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of shares of capital stock of the corporation or Derivative Instruments, if any, including any such interests held by members of such Proposing Person’s immediate family sharing the same household;

(M)a representation that the stockholder making the proposal is a holder of record of stock of the corporation entitled to vote at such annual meeting and will continue to be a holder of record of stock of the corporation entitled to vote at such meeting through the date of the meeting;

(N)a representation whether such Proposing Person intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such proposal;

(O)a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and an acknowledgment that if such stockholder does not appear to present such proposal at such annual meeting, the corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation;

(v)Notwithstanding anything in these By-laws to the contrary, no business shall be conducted or considered at a meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 7(f) of Article I or director nominations made in accordance with the procedures set forth in Section 5 of Article II; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Section 7(f) of Article I shall be deemed to preclude discussion by any stockholder of any such business;

(vi)    A stockholder providing notice under this Section 7(f) of Article I shall supplement and update such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such supplement and update shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the supplement and update required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the supplement and update required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof)); and
(vii)    Nothing in these By-laws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(g)Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.

Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.
(h)Inspectors. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any postponement, adjournment or recess thereof. If an inspector or inspectors are not appointed, the chairman of the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.

(i)Quorum. The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class shall constitute a quorum for the transaction of business by such class.

(j)Voting.

(i)Except as otherwise provided by General Corporation Law or by the corporation’s certificate of incorporation, each stockholder of record of any class or series of capital stock of the corporation shall be entitled at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the corporation’s certificate of incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, registered in such stockholder’s name on the books of the corporation on the record date (as determined in accordance with Section 5 of Article I).

(ii)At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by applicable law and except as otherwise provided in the corporation’s certificate of incorporation or these By-laws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class who are present in person or represented by proxy shall be the act of such class.

(iii)Directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy.

(iv)Unless required by applicable law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy.

Section 8.    Action by Written Consent of Stockholders.
(a)Anything in these By-laws to the contrary notwithstanding, any action required by the General Corporation Law to be, or which may be, taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed in person or by proxy by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and if the procedures in this Section 8 of Article I shall be complied with.

(b)In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary at the principal executive offices of the corporation, first request the Board of Directors to fix a Consent Record Date for such purpose, which request shall be in proper form as provided in Section 8(c) of Article I. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received or five days after delivery of any information requested by the corporation to determine the validity of any such request or whether the action to which such request relates is an action that may be taken by written consent of stockholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of the stockholders in lieu of a meeting under this Section 8(b) of Article I and applicable law. If such request is valid, the Board of Directors may adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 8(b) of Article I). If (x) the request required by this Section 8(b) of Article I has been determined by the Board of Directors to be valid and to relate to an action that may be effected by written consent in accordance with this Section 8(b) of Article I and applicable law or (y) no such determination shall have been made by the date required by this Section 8(b) of Article I, and in either event no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to take corporate action by written consent without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with Section 8(d) of Article I. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action

(c)To be in proper form for purposes of Section 8(b) of Article I, a request by a stockholder for the Board of Directors to fix a record date shall set forth the action proposed to be taken by written consent of stockholders in lieu of a meeting and must contain such information and representations, to the extent applicable, required by the certificate of incorporation and these By-laws as though such stockholder were intending to make a nomination or to bring a business proposal before a meeting of stockholders (including the notice and other procedures set forth in Section 7(f) of Article I and Section 5 of Article II). Notwithstanding anything to the contrary contained in this Section 8(c) of Article I, upon receipt of a request by a stockholder to set a record date in order to have stockholders authorize or take corporate action by written consent, the Board of Directors may require the stockholder(s) submitting such request to furnish such other information as may be requested by the Board of Directors to determine the validity of the request required by this Section 8(c) of Article I and to determine whether such request relates to an action that may be effected by written consent of stockholders in lieu of a meeting under this Section 8(c) of Article I and applicable law.

(d)Every written consent pursuant to this Section 8 of Article I shall bear the date of signature of each stockholder who shall sign such consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered to the corporation in the manner required by this Section 8 of Article I, written consents signed by a sufficient number of stockholders to take action shall be delivered to the corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery of written consents under this Section 8 of Article I shall be by hand or by certified or registered mail, return receipt requested.

(e)In the event of the delivery to the corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the corporation shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors of election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders.

(f)The stockholder(s) seeking an action proposed to be taken by written consent shall further update and supplement the information previously provided to the corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 8 of Article I shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the Consent Record Date (in the case of the update and supplement required to be made as of the record date), and not later than three business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five business days prior to the commencement of the consent solicitation).

(g)Any stockholder giving a written consent, or the stockholder’s proxy holder, may revoke the consent in any manner permitted by applicable law.

(h)Notwithstanding anything to the contrary set forth above, (i) none of the provisions of Section 8 of Article I or the foregoing provisions of this Section 8 of Article I shall apply to any solicitation of stockholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

(i)Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who shall not have consented in writing.

ARTICLE II

DIRECTORS

Section 1.    Functions and Definition. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

Section 2.    Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of two persons.
Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the directors, or, if the number is not fixed, the number shall be two. The number of directors may be increased or decreased by action of the directors.
Section 3.    Election and Term. Any director may resign at any time upon written notice to the corporation.
Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
Section 4.    Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause, and newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the Board of Directors (and not by the stockholders), acting by a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and any directors so appointed shall hold office until the next annual meeting and until his or her successor shall be duly elected and shall have qualified, unless sooner displaced as provided by the General Corporation Law.
Section 5.    Notification of Nomination.
(a)Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 of Article II and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 5 of Article II and applicable law. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (ii) of this Section 5(a) of Article II, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(b)To be timely, a stockholder’s notice to the Secretary pursuant to clause (ii) of Section 5(a) of this Article II must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

(c)To be in proper written form, a stockholder’s notice to the Secretary pursuant to clause (ii) of Section 5(a) of this Article II must set forth:

(i)as to each person whom the stockholder proposes to nominate for election as a director:
(A)such person’s written consent to being named in the proxy statement as a nominee;

(B)a written questionnaire with respect to the background and qualification of such person and the background of any Proposing Person (which questionnaire the Proposing Person shall request in writing from the Secretary of the corporation with at least ten days’ prior notice);

(C)such person’s written representation and agreement (in the form provided by the Secretary of the corporation upon written request) that: (1) such person is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (2) such person is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the corporation; (3) in such person’s individual capacity and on behalf of any Proposing Person, such person would, if elected as a director, comply with applicable law of the U.S. exchanges upon which the corporation’s shares of common stock trade, all of the corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the corporation’s directors, and, if elected as a director of the corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (4) such person, in his or her individual capacity and on behalf of any Proposing Person, intends to serve a full term if elected as a director of the corporation; and (5) such person will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(D)any material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any of the Proposing Persons, on the one hand, and each proposed nominee, and his or her respective affiliates or associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S‑K under the Exchange Act as if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such regulation and the nominee were a director or executive officer of such registrant;

(E)a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders;

(F)any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(G)an undertaking to notify the corporation in writing of any change in the information called for by the above paragraphs (A) through (F) in accordance with and pursuant to Section 5(e) of Article II;

(ii)as to a Proposing Person:

(A)the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records);

(B)the class or series, if any, and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership;

(C)a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) between or among any of the Proposing Persons and any other person or persons (including their names) acting in concert with any of the foregoing pursuant to which the nomination(s) are to be made by such Proposing Person;

(D)a complete and accurate description of all Derivative Instruments;

(E)a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has the right to vote any shares of any security of the corporation;

(F)any short interest of such Proposing Person in any security of the corporation (for purposes of these By-laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(G)any rights to dividends on the shares of the corporation owned beneficially by such Proposing Person;

(H)any proportionate interest in shares of capital stock of the corporation or Derivative Instruments, held, directly or indirectly, by a general or limited partnership or similar entity in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(I)any performance related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of shares of capital stock of the corporation or Derivative Instruments, if any, including any such interests held by members of such Proposing Person’s immediate family sharing the same household;

(J)a representation that the stockholder making the nomination is a holder of record of stock of the corporation entitled to vote at such stockholders’ meeting and will continue to be a holder of record of stock of the corporation entitled to vote at such meeting through the date of the meeting;

(K)a representation whether such Proposing Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such nomination;

(L)a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. If such stockholder does not appear to present such nomination at such meeting, the corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation;

(M)any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(N)an undertaking to notify the corporation in writing of any change in the information called for by the above paragraphs (A) through (M) in accordance with and pursuant to Section 5(e) of Article II.

(d)No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 5 of Article II. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(e)To be in proper form, a stockholder providing notice pursuant to paragraph (d) of this Section 5 of Article II shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable day prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof)).

Section 6.    Meetings.
(a)Time. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

(b)Place. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

(c)Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the Chief Executive Officer or the President, or of a majority of the directors in office.

(d)Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed.

Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.
(e)Quorum and Action. A majority of the whole board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole board. A majority of the directors present, whether or not a quorum is present, may adjourn or recess a meeting to another time and place. The directors present at a duly organized meeting may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough directors to leave less than a quorum. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

(f)Chairman of Meetings of Board of Directors. The Chairman of the Board of Directors, if any and if present and acting, shall preside at all meetings.

Otherwise, the Vice-Chairman of the Board of Directors, if any and if present and acting, the Chief Executive Officer, if present and acting, or the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.
Section 7.    Removal of Directors. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
Section 8.    Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.
Section 9.    Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

OFFICERS

The officers of the corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate; provided, however, that the Board of Directors may also appoint from its members (who are not officers or employees of the corporation) a non-executive Chairman of the Board of Directors and a non-executive Vice-Chairman of the Board of Directors, and that any such non-executive Chairman or non-executive Vice Chairman so appointed shall not be deemed to be an officer of the corporation. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman, non-executive Chairman, Vice-Chairman and non-executive Vice-Chairman of the Board of Directors, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.
Unless otherwise provided in the resolution choosing him, each officer shall hold his office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided.
All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors shall assign to him.
Any officer may be removed, with or without cause, by the Board of Directors.
Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

CONTROL OVER BY-LAWS

Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, these By-laws may be altered, amended or repealed in whole or in part, and new By-laws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE VII

EXCLUSIVE FORUM

To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought in the name or right of the corporation or on its behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Delaware General Corporation Law or any provision of the corporation’s certificate of incorporation or By-laws (as either may be amended from time to time) or as to which the General Corporation Law of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4)  any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these By-laws, shall be the Court of Chancery of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provision of this Article VII.

ARTICLE VIII

SEVERABILITY

Whenever possible, each provision or portion of any provision of these By-laws will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of these By-laws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these By-laws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.